UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 3, 2017

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	000-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4643 S. Ulster Street, Suite 970, Denver, CO	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 28, 2017, U.S. Energy Corp. (the “Company”), the Company’s wholly owned subsidiary Energy One LLC and APEG Energy II, L.P., (“APEG”), an entity controlled by Angelus Private Equity Group, LLC entered into an exchange agreement (the “Exchange Agreement”), pursuant to which, on the terms and subject to the conditions of the Exchange Agreement, APEG will exchange $4,463,380 of outstanding borrowings under the Company’s Credit Facility, for 5,819,270 new shares of common stock of the Company, par value $0.01 per share, representing an exchange price of $0.767 or 1.3% premium calculated pursuant to the 30 day volume weighted average price of the Company’s common stock on September 20, 2017 (the “Exchange Shares”). Accrued, unpaid interest on the Credit Facility held by APEG will be paid in cash at the closing of the transaction. Immediately following the close of the transaction, APEG will hold approximately 49.9% of the outstanding Common Stock of U.S. Energy.

Exchange Agreement

The consummation of the Exchange Agreement is subject to the satisfaction or waiver of certain conditions, including (i) the affirmative vote of the holders of a majority of stockholders present or represented by proxy at the special stockholders meeting called for the purpose of approving a proposal to approve the issuance of the Exchange Shares in the Exchange Agreement for purposes of NASDAQ Listing Rules 5635(b) (the “NASDAQ Approvals”); and (ii) the listing of the share issuance by NASDAQ. In addition, each of the Company’s and APEG’s obligations to complete the Exchange Agreement is subject to certain other conditions, including (a) subject to the standards set forth in the Exchange Agreement, the accuracy of the representations and warranties of the other party and (b) compliance of the other party with its covenants in all material respects. The parties expect the Exchange Agreement to close in the fourth quarter of 2017.

The Exchange Agreement requires the Company to use its commercially reasonable efforts to file a registration statement on Form S-1 by December 31, 2017, providing for the registration of the Exchange Shares issuable pursuant to the Exchange Agreement.

The foregoing description of the Exchange Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The Exchange Agreement and the above description thereof have been included to provide investors and stockholders with information regarding the terms of the Exchange Agreement. They are not intended to provide any other factual information about the Company or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of the Exchange Agreement as of the specific dates therein, were solely for the benefit of the parties to the Exchange Agreement. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Exchange Agreement not in isolation but only in conjunction with the other information about the Company and its business that the Company includes in reports, statements and other filings they make with the U.S. Securities and Exchange Commission.

Standstill Agreement

In connection with the Exchange Agreement, the Company also entered into a Standstill Agreement with APEG (the “Standstill Agreement”) which will be in effect for one year from the closing of the transaction. Pursuant to the Standstill Agreement, APEG has agreed to vote its shares in proportion with the non-APEG shareholders on all matters. The Standstill Agreement also contains certain restrictions on APEG’s ability to acquire additional shares of common stock of the Company in excess of the amount they hold immediately following the transaction or to take certain other actions regarding the Company’s common stock. APEG will be restricted from seeking representation on the board of directors of U.S. Energy or otherwise seeking to control the management, board of directors or policies of the Company throughout the duration of the Standstill Agreement.

The foregoing description of the Standstill Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Standstill Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Letter Agreement

On October 2, 2017, the Company and APEG entered into a letter agreement (the “Letter Agreement”) delaying the effectiveness of the Exchange Agreement and the Standstill Agreement until approved by the Company’s board of directors, and conditioning the closing of the transaction on receipt of NASDAQ and shareholder approval. On October 3, 2017 the Company’s board of directors unanimously approved the Exchange Agreement and the Standstill Agreement.

The foregoing description of the Letter Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02. The common stock to be issued pursuant to the Exchange Agreement has not been registered under the Securities Act, and the transactions set forth under Item 1.01 of this report have been or will be taken in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof as transactions by an issuer not involving any public offering.

Item 7.01.	Regulation FD Disclosure.

On October 5, 2017, the Company issued a press release announcing its entry into the Exchange Agreement.

A copy of the Press Release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included as a part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Exchange Agreement, dated September 28, 2017, by and among U.S. Energy Corp., Energy One LLC, and APEG Energy II, L.P.
10.2	Standstill Agreement, dated September 28, 2017, by and between U.S. Energy Corp. and APEG Energy II, L.P.
10.3	Letter Agreement, dated October 2, 2017, by and between U.S. Energy Corp. and APEG Energy II, L.P.
99.1	Press Release dated October 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Corp.
Dated: October 5, 2017
	By:	/s/ David Veltri
David Veltri
Chief Executive Officer